SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[  ]   Definitive Additional Materials

[  ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

NTS MORTGAGE INCOME FUND

(Name of Registrant as Specified In Its Charter)

NTS MORTGAGE INCOME FUND
10172 Linn Station Road,
Louisville, Kentucky 40223
Attn: Gregory A. Wells

(Name of Person(s)Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

NTS MORTGAGE INCOME FUND

7103 SOUTH REVERE PARKWAY, CENTENNIAL, COLORADO 80112

April 29, 2005

DEAR STOCKHOLDER:

We invite you to attend the 2005 Annual Meeting of Stockholders of NTS Mortgage Income Fund (“Fund”) to be held at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553 on June 16, 2005 at 11:00 a.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Fund. Directors and Officers of the Fund will be present to respond to any questions you may have.

Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO COMPLETE BOTH SIDES, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely, /s/ J.D. Nichols

J.D. Nichols Chairman of the Board

NTS MORTGAGE INCOME FUND

7103 South Revere Parkway
Centennial, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2005

To the Stockholders of NTS Mortgage Income Fund:

The Annual Meeting of Stockholders (the “Meeting”) of NTS Mortgage Income Fund, a Delaware corporation (the “Fund”), will be convened on Thursday, June 16, 2005, at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553 at 11:00 a.m. Eastern Time (the “Meeting Date”) pursuant to this notice. All Stockholders are entitled to attend the Meeting if they so elect. The Fund will solicit proxies, pursuant to the enclosed Proxy Statement, for use at the Meeting on the Meeting Date. The Fund expects that a quorum will be present on the Meeting Date and that the matters to be considered by the Stockholders at the Meeting will be acted upon then. The Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect six Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Fund for 2005; and

3.	To transact such other business as may properly come before the Meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2005, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting.

Whether or not you plan to attend the Meeting in person, please complete both sides, sign, date and return the enclosed proxy card. Thank you very much.

/s/ Neil A. Mitchell
NEIL A. MITCHELL Secretary and Treasurer

        The Fund’s 2004 Annual Report is being mailed to Stockholders concurrently.

NTS MORTGAGE INCOME FUND

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of NTS Mortgage Income Fund (the “Fund”) of proxies to be voted at the next Annual Meeting of Stockholders (the “Meeting”) when it is convened on Thursday, June 16, 2005, at 11:00 a.m. Eastern Time (the “Meeting Date”), or any subsequent adjournment thereof, at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553.

THE PROXIES SOLICITED BY THE FUND PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE FUND TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

The by-laws of the Fund (the “By-Laws”) require that the Annual Meeting of Stockholders of the Fund for any year be held not less than thirty (30) days after delivery of the Annual Report, but within six (6) months after the end of each fiscal year unless extended due to the inability to hold the meeting within such time, in which case it shall be held as soon as practicable thereafter. Therefore, the 2005 Annual Meeting of Stockholders of the Fund will be convened on June 16, 2005 (the “Meeting Date”).

The solicitation of proxies will be by mail and the cost will be borne directly by the Fund. Upon request, the Fund will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of shares to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended.

Shares of common stock of the Fund (the “Shares”) represented by properly executed proxies received by the Board of Directors prior to the Meeting Date will be voted at the Meeting on the Meeting Date. Shares not represented by properly executed proxies will not be voted. Where a Stockholder specifies in a proxy a choice with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. Where a Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Secretary of the Fund before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

The close of business on April 21, 2005, has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. On such date, the Fund had outstanding approximately 3,187,000 shares, each of which entitles the holder thereof to one vote at the Meeting. There is no cumulative voting. Stockholders of record as of the record date will be entitled to vote at the Meeting or any adjournments thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Stockholder action to be taken.

The mailing address of the principal executive offices of the Fund is 10172 Linn Station Road, Louisville, Kentucky 40223. This proxy statement and the related proxy card are being mailed to Stockholders on or about April 29, 2005.

MATTERS TO BE CONSIDERED BY STOCKHOLDERS

Proposal No. 1 — Election of Directors

Six members of the Board of Directors (“Directors”) will be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or otherwise as provided by the By-Laws and until their respective successors are elected and qualified.

Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Director with respect to all proxies received by the Fund. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the remaining Independent Directors, with respect to the Independent Directors, and by the remaining Affiliated Director, with respect to the Affiliated Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected.

The By-Laws provide that an Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present material business or professional relationship with, or serve as a director or trustee of, more than two real estate investment trusts (“REITs”) organized by the NTS Advisory Corporation (the “Advisor”) or its affiliates. Additionally, an Independent Director may not perform other services for the Fund, except as a Director. The By-Laws provide that the Independent Directors, or a committee thereof, shall nominate persons to be elected as Independent Directors. The names of the nominees for Independent Director and certain information regarding them, including their principal occupation for the past five years, are as follows:

			Year First
		Principal Occupation(s)	Elected a
Name	Age	During Past 5 Years	Director

Robert M. Day	53	Mr. Day is President of EdwardsDay Incorporated, a private real estate investment firm, which is the successor to Lambert Smith & Hampton, in Atlanta, Georgia. Mr. Day received a Bachelor of Business Administration degree from Georgia State University and holds an MAI designation from the Appraisal Institute. Mr. Day is a member of the Atlanta Board of Realtors and the Urban Land Institute.	1988

Gerald B. Thomas	66	Mr. Thomas has over 25 years experience in Commercial Real Estate lending. Formerly a Senior Vice President with Mid-America Bank of Louisville, Mr. Thomas joined Citizens Bank of Kentucky in February 1996 as Vice President, with responsibility of developing real estate portfolios for four Kentucky affiliate banks of CNB Bancshares, Inc., Evansville, Indiana. Mr. Thomas has attended Eastern Kentucky University, National School of Real Estate Finance (Ohio State University) and National Institute of Real Estate Appraisers (University of Louisville). He is a former board member of Big Brothers/Big Sisters, Louisville, Kentucky and Co-chairman of the Programs, Planning and Evaluation Committee.	1996

Gerald B. Brenzel	73	Mr. Brenzel has over forty years experience in the securities industry. Mr. Brenzel was founder and CEO of Commonwealth Investment Group, Inc., an investment money managers and regional brokerage firm in Louisville, Kentucky. From 1964 to 1988, Mr. Brenzel was Regional Vice President and Branch Manager of Stifel, Nicolaus & Company, and a member of the Board of that firm, was also an allied member of the New York Stock Exchange (1964 thru 1988). A former Governor of the National Association of Securities Dealers, Mr. Brenzel attended the University of Louisville for three years and also served three years in the U. S. Air Force during the Korean War.	1998

Robert A. Guimbarda	54	Mr. Guimbarda is President of Enhanced Value Strategies, Inc. (EVS) a St. Louis, Missouri based full-service real estate consulting firm he founded in 1998. In this capacity, he has been providing consulting services to a variety of clients, concentrating principally on capital solutions (debt and equity) and strategic policies for real estate organizations. Through EVS he has worked with service providers, private and institutional investors as well as developers of single family and multi family residential communities. Mr. Guimbarda has been involved in key management positions in the real estate industry for more than eighteen years. He was associated with Paragon Group, Inc. as a financial and administrative officer in its Midwest Region Headquarters as well as having operational responsibilities in both multi-family and commercial property disciplines. Mr. Guimbarda holds a Bachelor of Science degree in Accounting from California State University – Hayward, California. He worked with Coopers & Lybrand for approximately five years concentrating on the construction and financial service industries. He is a CPA (Missouri) and has had extensive audit experience with both large and small clients. Mr. Guimbarda has been active with a variety of industry groups including; National Apartment Association; St. Louis Home Builders Association; BDMA; IREM and the Missouri Society of CPA’s.	2003

The By-Laws provide that the two Affiliated Directors shall be nominated by the Affiliated Directors. The names of the nominees for Affiliated Director and certain information regarding them, including their principal occupation for the past five years, are as follows:

			Year First
		Principal Occupation(s)	Elected a
Name	Age	During Past 5 Years	Director

J.D. Nichols	63	Since 1985, Mr. Nichols has been Chairman of the Board and Chief Executive Officer of NTS Corporation, as well as its various affiliates and predecessor companies. NTS Corporation is a real estate development and construction company. Mr. Nichols also has served as the Chairman of the Board of NTS Realty Capital, Inc. since its formation in 2004. NTS Realty Capital is the managing general partner of NTS Realty Holdings Limited Partnership, an entity whose partnership units are listed on the American Stock Exchange.	1988

Brian F. Lavin	51	Mr. Lavin has been President of NTS Corporation and NTS Development Company since June 1997. From November 1994 through June 1997, Mr. Lavin served as President of the Residential Division of Paragon Group, Inc., and as a Vice President of Paragon's Midwest Division prior to November 1994. In this capacity, he directed the development, marketing, leasing and management operations for the firm's real estate portfolios. Mr. Lavin also has served as the President and Chief Executive Officer and is a member of the Board of NTS Realty Capital, Inc. since its formation in 2004. NTS Realty Capital is the managing general partner of NTS Realty Holdings Limited Partnership, an entity whose partnership units are listed on the American Stock Exchange. Mr. Lavin has served as a Director of Louisville Apartment Association. He is a licensed Kentucky Real Estate Broker and Certified Property Manager.	1999

Assuming a quorum is present, the affirmative vote of a majority of the votes cast by Stockholders eligible to vote at the meeting and present in person or by proxy is required to elect each of the nominees listed above.

RECOMMENDATION OF THE BOARD: The foregoing nominees for Director will be presented for election by the Stockholders at the Annual Meeting of Stockholders and the Board of Directors recommends that they be elected.

Meetings of the Board of Directors and Committees of the Board

The Board of Directors meet at least quarterly to address the business of the Fund either in person or by telephone conference. The Board of Directors met four times, either in person or by telephone, in 2004 and all members of the Board of Directors attended at least 75% of such meetings. The Fund’s Audit Committee also met four times in 2004 either in person or by telephone, and all members of the Audit Committee attended each meeting. The Fund’s Nominating and Corporate Governance Committee was formed in 2004 and met once during 2005.

Committees of the Board of Directors

The standing committees of the Board of Directors are:

The Audit Committee, which assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent auditors; and (4) the performance of our internal audit function and independent auditors. The report of the Audit Committee required by the rules of the SEC is included in this proxy statement. The Board has determined that each member of the Audit Committee is independent in accordance with the standards set forth in the Audit Committee’s charter, including the Nasdaq Stock Market corporate governance rules. The Audit Committee’s charter is available to Stockholders free of charge at www.ntsdevelopment.com. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, attention: Investor Relations.

The Nominating and Corporate Governance Committee, which was formed in 2004, is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of Stockholders. In accordance with its charter, the Committee will consider individuals properly identified by the Stockholders to become Board members. This Committee will also lead the Board in its annual review of the Board’s performance and recommend to the Board director candidates for each committee for appointment by the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent in accordance with the standards set forth in the Committee’s charter, including the Nasdaq Stock Market corporate governance rules. The Nominating and Corporate Governance Committee charter is available to Stockholders free of charge at www.ntsdevelopment.com. In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 10172 Linn Station Road, Louisville, Kentucky 40223, attention: Investor Relations.

Audit Committee Report

We, the members of the Audit Committee of NTS Mortgage Income Fund, represent the following:

1)	The Audit Committee has reviewed and discussed the Fund’s audited financial statements with management of the Fund;

2)	The Audit Committee has discussed with its independent auditors, the matters required to be discussed by Statement of Accounting Standards 61, as may be modified or supplemented;

3)

The Audit Committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with its independent auditors its independence and;

4)

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2004.

Gerald B. Brenzel	Robert M. Day
Robert A. Guimbarda	Gerald B. Thomas

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee consists of three independent directors of the Fund’s board of directors. This Committee is charged with identifying, screening and recommending qualified candidates to serve as directors of the Fund and administering the corporate governance policies of the Fund. The Committee reviews all nominees for service on the board, including nominees by Stockholders. The Committee seeks nominees with skills and expertise that will contribute to the overview function of the board and who will assist management in achieving the strategic goals of the Fund. The Committee has not retained the services of any company to assist it in identifying potential director candidates. To date, the committee has not received any potential nominees from Stockholders.

Gerald B. Brenzel	Robert M. Day
Gerald B. Thomas

Proposal No. 2 — Ratification of Auditor

The Fund’s Audit Committee has selected Ernst & Young LLP to serve as the Fund’s independent registered public accountants for the fiscal year ending December 31, 2005. We traditionally ask our stockholders to ratify this selection even though your approval is not required. Further, even if you do not approve the selection of Ernst & Young, we will not replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new auditor. Instead, the Audit

Committee will consider the negative vote as a direction to consider a different auditor next year.

Representatives of Ernst & Young are expected to be available during the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate Stockholder questions.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2005.

Audit Fees

The Fund estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Fund’s annual financial statements set forth in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2004, and (ii) the review of the Fund’s quarterly financial statements set forth in the Fund’s Quarterly Reports on Form 10-Q for the three quarters ending on March 31, 2004, June 30, 2004 and September 30, 2004, respectively, totaled approximately $120,000.

For the year ended December 31, 2003, these fees totaled approximately $100,000.

Audit-Related Fees

The Fund paid Ernst & Young $0 during the year ended December 31, 2004, compared with $1,000 for the year ended December 31, 2003.

Tax Fees

The Fund paid approximately $29,700 for federal, state and local tax planning, accounting consultation, tax return preparation and related tax assistance during the year ended December 31, 2004, compared with approximately $22,000 for the year ended December 31, 2003.

All Other Fees

There were no other services rendered by the Fund’s independent auditors for the years ended December 31, 2004 and 2003.

Financial Information, Systems Design and Implementation Fees

The Fund paid no fees in this category for the most recent fiscal year.

Approval of Independent Auditor Services and Fees

Our Audit Committee has reviewed and approved all fees charged by the Fund’s independent auditors, and actively monitored the relationship between audit and non-audit services provided by Ernst & Young. The Audit Committee has concluded that the provision of services by Ernst & Young was consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions. The Fund has adopted a policy that it would no longer engage its primary independent auditors for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, Ernst & Young to ensure that we satisfy the SEC’s auditor independence rules.

Under the policy, the Audit Committee must pre-approve all services provided by the Fund’s independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the committee will periodically monitor the levels of fees charged by Ernst & Young and compare these fees to the amounts previously approved.

Executive Officers

The following table sets forth information with respect to the executive officer of the Fund who is not a director. This officer is elected annually by the Board of Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors.

			Year First
		Principal Occupation(s)	Elected a
Name	Age	During Past 5 Years	Director
Neil A. Mitchell	46	Mr. Mitchell is Vice President of NTS Corporation, with responsibility for Acquisitions, Dispositions and Debt Management. Before joining NTS in August 1987, Mr. Mitchell was a real estate loan officer of PNC Bank in Louisville, Kentucky.	Secretary and Treasurer, 1998

Compensation of Directors and Executive Officers

Independent Directors received $16,000 each ($64,000 in total) in fees during the year ended December 31, 2004. Neither the Affiliated Directors nor the Executive Officers of the Fund received any compensation from the Fund in 2004 or 2003. However, the Affiliated Directors will be reimbursed by the Fund for their travel expenses incurred in connection with attending meetings of the Board of Directors. The Affiliated Directors and Executive Officers are employees, officers, directors and/or beneficial owners of the Advisor and/or its affiliates and are compensated by such entities, in part, for their services to the Fund.

Shareholdings by Directors and Executive Officers

As of April 29, 2005, the Directors and Executive Officers of the Fund, individually and as a group, owned the number of Shares set forth below:

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class

J.D. Nichols (1)	605,919.0454 (2)	19.01%
All Directors and Executive Officers as a Group	605,919.0454	19.01%

(1)	Mr. Nichols’ address is 10172 Linn Station Road, Louisville, Kentucky 40223.

(2)

These Shares are owned of record by NTS Corporation and affiliates of Mr. Nichols, including Barbara Nichols, the wife of J.D. Nichols, ORIG, LLC (“ORIG”), Ocean Ridge Investments, Ltd. (“Ocean Ridge”) and Bluegreen Investors LLC (“Bluegreen”). NTS Corporation is wholly owned directly and through certain entities by Messrs. Nichols and Lavin, with respect to which Mr. Nichols holds voting and investment authority. Mr. Nichols is the manager of ORIG and the Director of the general partner of Ocean Ridge and holds voting and investment authority over shares of the Fund owned by these entities. Mr. Nichols also is the manager of Bluegreen and holds voting and investment authority over shares of the Fund owned by Bluegreen.

Management Agreement

In 1997, the Fund entered into a property management agreement relating to the two development projects it fully owns, Fawn Lake, Virginia, and Lake Forest II, Kentucky, and the Lake Forest, Orlando project, which is 50% owned by the Fund. Under this agreement, which expires on December 31, 2008, NTS Residential Management Company (Residential Management), an affiliate of NTS Corporation, manages the development, marketing and day-to-day operations of the properties. Residential Management is to be reimbursed for the actual cost of such operations and will receive an Overhead Recovery Fee of 3.75% of the net cash flow of the properties. During the year ended December 31, 2004, the Fund incurred approximately $1,528,000 in expense reimbursements and $754,000 in Overhead Recovery Fees.

Incentives

The Management Agreement also provides the opportunity for Residential Management to receive an incentive payment. If and when the cash flow becomes sufficient to bring distributions to Stockholders, including those previously made, equal to the amount of the original investment, Residential Management will receive an incentive fee of 10% of the Net Cash Flow of the projects.

The original Stockholder investment in the NTS Mortgage Income Fund was approximately $63,690,000. As of December 31, 2004, distributions of approximately $23,141,000 have been made.

Advances from Affiliates

As of December 31, 2004, accounts payable – affiliates of approximately $13,087,000 is owed to NTS Development Company and Residential Management for salary and overhead reimbursements. NTS Development Company and Residential Management have agreed to defer amounts owed to them by the Fund as of December 31, 2004, and those amounts will accrue during fiscal 2005 through the period ending March 31, 2006, other than as permitted by the Fund’s cash flows. Management believes that NTS Development Company and Residential Management have the financial ability to defer amounts owed them by the Fund. There can be no assurances that this level of support will continue past March 31, 2006.

Stockholder Proposals

We have not received any Stockholder proposals for inclusion in this year’s Proxy Statement. Stockholder proposals for the 2006 Annual Meeting of the Stockholders will not be included in the Fund’s Proxy Statement for that meeting unless received by the Fund at its executive office in Louisville, Kentucky, on or before December 31, 2005. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

OTHER MATTERS

As of the date of this Proxy Statement, the foregoing is the only business known to management to be acted upon at the Meeting. However, if other matters not known to management should properly come before the Meeting, the persons appointed by the signed proxy intend to vote in accordance with their best judgment.

By the order of the Board of Directors,

/s/ Neil A. Mitchell

NEIL A. MITCHELL Secretary and Treasurer

Centennial, Colorado

April 29, 2005

A copy of the NTS Mortgage Income Fund 2004 Annual Report to the Securities and Exchange Commission on Form 10-K (“Report”) accompanies this proxy statement.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE FUND THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE COMPLETE BOTH SIDES, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

The Fund’s audited financial statements for the period ended December 31, 2004, as well as information regarding the transactions between the Fund and NTS Corporation and its affiliates, included in the Fund’s 2004 Annual Report, a copy of which has been delivered concurrently with Proxy Statement, are hereby incorporated herein by reference.

ANNEX A

ANNEX A

NTS MORTGAGE INCOME FUND

AUDIT COMMITTEE CHARTER

Statement of Policy

        The Audit Committee (the “Committee”) shall provide assistance to the board of directors (the “Board”) in fulfilling its responsibilities to the shareholders and investment community in connection with corporate accounting and reporting practices, including the quality and integrity of the financial reports of NTS Mortgage Income Fund (the “Fund”). In performing this function, the Committee should strive to maintain free and open means of communication among the directors, the independent auditors and the management of the Fund.

        The Fund’s management is responsible for preparing the Fund’s financial statements and maintaining proper internal controls. The independent auditors are responsible for auditing those financial statements and reviewing those controls. The Committee is responsible for overseeing the conduct of these activities by the Fund’s management and independent auditors. The Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor. The Audit Committee is not providing any expert or special assurance as to the Fund’s financial statements or any professional certification as to the independent auditor’s work. The independent auditors are ultimately accountable to the Committee and the Board.

I.     AUTHORITY AND MEMBERSHIP

        A.    The Committee shall be composed of at least three directors, who shall be appointed to the Committee by the Board.

        B.     Each member of the Committee must be independent of the management of the Fund and free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as a Committee member. The members of the Committee shall also satisfy all other requirements of the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) relating to audit committee members, as amended from time to time and as interpreted by the Board in its business judgment, within the time frames established in the rules, regardless of whether such rules would otherwise be applicable to the Committee. The Committee shall establish and maintain practices to provide reasonable assurance of the Fund’s compliance with the Nasdaq rules relating to audit committee members.

        C.     The Committee shall have unrestricted access to all information, including documents and personnel, needed to fulfill its oversight responsibilities.

        D.     Each member of the Committee shall be financially literate. A financially literate member is able to read and understand fundamental financial statements including balance sheets, income statements, and cash flow statements, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee.

        E.        At least one member of the Committee must have accounting or related financial management expertise which results in the member’s financial sophistication, as the Board interprets such qualification in its business judgment. In identifying a member of the audit committee who has the requisite financial sophistication, the Board shall seek an individual who has as many of the following attributes as possible:

                    1.    an understanding of generally accepted accounting principles and financial statements;

                    2.     experience in applying generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves used in the Fund’s financial statements;

                    3.     experience in preparing or auditing financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can be reasonably expected to be raised by the Fund’s financial statements, or experience actively supervising one or more persons engaged in these activities;

                    4.     an understanding of internal controls and procedures for financial reporting; and

                    5.      an understanding of audit committee functions.

        In assessing whether an individual has the above attributes, the Board should consider whether the individual has acquired the attributes through:

                    (A)     education and experience as a principal financial officer, controller or principal accounting officer of a company that, at the time the individual held the position, was required to file reports with the SEC;

                    (B)      experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

                    (C)      experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

                    (D)      other relevant experience.

        F.        No member of the audit committee may, other than in his or her capacity as member of the audit committee, the Board, or any other committee:

                    1.     accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Fund; or

                    2.     be an affiliated person of the Fund.

As used in this Charter, the term “affiliated person” means a person that, directly or indirectly, controls, is controlled by, or is under common control with the Fund. A person will not be considered to be in control of the Fund if he or she does not beneficially own 10% or more of any class of the Fund’s securities and is not an executive officer of the Fund.

        G.     Committee members may not simultaneously serve on the audit committees of more than three public companies.

        H.     The Committee shall have the authority to retain legal, accounting or other consultants to advise it. The Committee may request any officer or employee of the Fund or the Fund’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II.     COMMITTEE RESPONSIBILITIES

        The Committee shall have the following responsibilities:

        A.       Charter. Review and reevaluate the adequacy of this Charter annually and recommend any changes to the Board for approval.

        B.       Meetings. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. Minutes shall be taken of all meetings of the Committee and the minutes shall be submitted to the Board.

        C.       Independent Auditor Selection. Approve the selection of the independent auditor for concurrence by shareholders, approve any compensation of the independent auditor, review and approve the performance of the independent auditor and take any actions appropriate under the circumstances, including discharge and replacement.

        D.       Independence of Auditor. Confirm the independence and objectivity of the independent auditor, including:

                    1.     Receiving from the independent auditor, on an annual basis, a formal written statement delineating all relationships between the independent auditor and the Fund consistent with relevant law.

                    2.     Actively engaging in discussions with the independent auditor regarding any disclosed relationships or services that may affect its objectivity and independence.

                    3.     Pre-approving all audit and non-audit services to be provided by the independent auditor or its affiliates.

                    4.     Verifying that no member of the Fund’s management has been a member of the independent auditor’s engagement team within one year preceding the commencement of audit procedures by the independent auditor.

                    5.     Reviewing the disclosure to stockholders relating to audit and non-audit services provided by, and fees paid to, the independent auditor.

                    6.     Ensuring that audit partners do not act as lead or concurring partners for more than five consecutive years, and that the audit rotation obligations of the rules of the Securities and Exchange Commission (“SEC”) are otherwise observed.

                    7.     Taking any other appropriate actions to oversee the independence of the independent auditor.

        E.       Audit Scope and Plan. Meet and review with the independent auditor the audit scope and plan, and the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

        F.       Internal Controls. Meet and review with the independent auditor the adequacy and effectiveness of the Fund’s internal accounting and financial controls, including any related significant findings and recommendations of the independent auditor and management’s responses thereto.

        G.       The Audit. Meet with management and the independent auditor to review the following:

                    1.     The Fund’s financial statements contained in the Fund’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and the results of the annual audit of the financial statements, accompanying footnotes and any reports thereon, including any management comment letters, other significant findings and recommendations and the status of previous audit recommendations and management’s responses thereto.

                    2.     What the auditors consider to be critical accounting policies.

                    3.     Any significant changes in accounting policy.

                    4.     The adequacy of the Fund’s internal control structure, including information system controls and security, and the auditors’ assessment of the adequacy of the internal control structure.

                    5.     Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

                    6.     Significant adjustments proposed by the independent auditors.

                    7.     Any changes required in the planned scope of the audit plan.

                    8.     The independent auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Fund.

                    9.     The independent auditor’s qualitative judgments concerning the degree of aggressiveness or conservatism of the Fund’s management’s choices of accounting principles and underlying estimates, and whether those principles are common practices or minority practices.

                    10.     The independent auditor’s reasoning in determining the appropriateness of changes in the Fund’s accounting practices, including any new applications of or changes in accounting principles, disclosure practices and Fund estimates.

                    11.     Other matters related to the conduct of the audit which are to be communicated to the audit committee under generally accepted auditing standards.

        H.       Significant Risks. Inquire of management and the independent auditor concerning significant risks or exposures and assess the steps management has taken to minimize such risks or exposures.

        I.       Private Meetings. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

        J.       Fund Reporting. The Committee shall do the following with respect to the Fund’s reporting obligations:

                    1.     Issue an Audit Committee report which describes whether the Committee:

                    (a)        reviewed and discussed the audited financial statements with management;

                    (b)        discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented;

                    (c)        received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors’ independence;

                    (d)        recommended to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC for the last fiscal year based upon the discussions described in paragraphs (a), (b), and (c) of this section.

                    2.     Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

                    3.     Review and approve the Committee’s report required by SEC rules and/or the Rules to be included in the Fund’s annual proxy statement, and confirm that management submits this Charter to the SEC, for submission in the proxy materials, at least once every three years, and when the Charter is amended.

                    4.     Confirm that the Fund’s quarterly financial statements have been reviewed by the Fund’s independent auditor, in accordance with Statement on Auditing Standards No. 71, as amended by SAS No. 90, prior to the filing with the SEC of each Quarterly Report on Form 10-Q.

        K.       Regulatory Matters. Ensure management meets the certification requirements of the SEC and review periodically with counsel legal and regulatory matters that may have a material impact on the Fund’s financial statements, compliance policies and programs.

        L.       Investigations. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

        M.       Board Reports. Report periodically to the Board on significant results of the foregoing activities.

ANNEX B

Dear Stockholder:

Enclosed is a Proxy Card for your vote. It gives you an opportunity to exercise your right as a Stockholder. Your prompt return of this card ensures we will not have to incur additional costly mailings.

All signatories on the account should sign the Proxy Card. If less than 50% of the Proxies are received, your Fund (the Stockholders) must assume the expense of a second mailing requesting Proxy votes.

We urge you; please take a moment to vote! Please complete both sides of your Proxy Card. Thank you.

April 2005	NTS Mortgage Income Fund

B-1

The undersigned hereby appoints J. D. Nichols, Brian Lavin and Neil A. Mitchell, individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of NTS Mortgage Income Fund held of record by the undersigned on April 21, 2005, at the annual meeting of Stockholders to be held on June 16, 2005, or any adjournment thereof.

1.     ELECTION OF DIRECTORS

        [  ]        FOR all nominees listed below (except as marked to the contrary below)

        [  ]        WITHHOLD AUTHORITY to vote for all nominees listed below

        (To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

       Gerald B. Brenzel            Robert M. Day            Gerald B. Thomas            Robert A. Guimbarda            J. D. Nichols            Brian F. Lavin

2.     APPROVAL OF DESIGNATION OF AUDITORS: Ernst & Young LLP

       [  ] FOR             [  ] AGAINST             [  ] ABSTAIN

3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

(Front of Card)

B-2

This Proxy is Solicited on Behalf of the Board of Directors

PROXY	PROXY

NTS Mortgage Income Fund	Please sign exactly as your name appears to the left.
7103 South Revere Parkway
Englewood, CO 80112	When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full
PROXY NUMBER	title as such. If a corporation, please sign in full corporate name by
SHARES	president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

___________________________________________________________________
Signature

___________________________________________________________________
Signature if held jointly

Date:_______________________________________________________, 2005

PLEASE VOTE ON THE REVERSE SIDE OF THIS CARD.
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Back of Card)

B-3